UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 19, 2007

FUEL SYSTEMS SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32999	20-3960974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3030 South Susan Street, Santa Ana, California	92704
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 656-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report contains 5 pages

The Exhibit Index is located on page 5.

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On March 19, 2007, Fuel Systems Solutions, Inc. ("Fuel Systems" or the “company”) notified the Nasdaq Stock Market that as a result of its inability to file its annual report on Form 10-K when due (see Item 8.01 below), it will be in noncompliance with the NASDAQ requirements for continued listing under NASDAQ Marketplace Rules 4310(c)(14) and (c)(19) that require Fuel Systems to make on a timely basis all required filings with the Securities and Exchange Commission. Fuel Systems may receive a Staff Determination letter from The Nasdaq Stock Market indicating that, due to such noncompliance, its common stock will be delisted unless Fuel Systems requests a hearing in accordance with the Nasdaq Marketplace Rules. If Fuel Systems receives such a Staff Determination Letter, it intends to request a hearing before the NASDAQ Listing Qualifications Panel to review the Staff Determination. Under NASDAQ Marketplace Rules, a request for a hearing stays the delisting action pending the issuance of a written determination by the NASDAQ Listing Qualifications Panel.

ITEM 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

Fuel Systems today announced that a special committee of its board of directors, comprised solely of independent directors, is in the process of conducting a company-initiated, voluntary review of its historical stock option grants from 1996 to 2006. The special committee has retained outside counsel to assist it with this review. While the special committee has not completed its review, a preliminary determination has been made that measurement dates for accounting purposes may differ from recorded dates used for certain grants made during the 1996 to 2004 period. There were no option grants made during fiscal years 2005 or 2006. The company has not determined the final aggregate amount of additional stock-based compensation expenses or the amount of such related expenses that may need to be recorded in any specific prior or future period. A conclusion of whether a restatement is required of the company’s previously issued financial statements will not be made until the internal review is completed. There can be no assurance that no other matters will arise during the review process that will require additional adjustments to the company’s financial statements. As such, the company will delay filing its annual report on Form 10-K for fiscal 2006 until the special committee has completed its investigation. The company has informed the Securities and Exchange Commission that its historical stock option grants are being reviewed. The company will provide a public statement once its review is completed.

The chairman of the audit committee of the board of directors and the company’s management have discussed these matters with BDO Seidman, LLP, the company’s independent registered public accounting firm.

A copy of the press release relating to the matters discussed above is filed as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by this reference.

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Notice Regarding Forward-Looking Statements

This current report on Form 8-K contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, expressed or implied statements concerning the company’s expectations regarding an internal review of its historical stock option grants. Such statements are only predictions, and the company’s actual results may differ materially. Factors that may cause the company’s results to differ include, but are not limited to: risks that the review will not be completed in a timely manner; risks that the review and the announcement thereof will cause disruption of the company’s operations and distraction of its management; risks that the review will identify other issues not currently being considered that could delay or alter the results of the review; and risks of adverse regulatory action or litigation.

ITEM 8.01. OTHER	EVENTS.

Fuel Systems today announced that, as a result of the company’s review of its historical stock option grants, and the uncertainty of the impact of such review on the company’s historical financial statements, the company has filed a Form 12b-25 with the Securities and Exchange Commission indicating that its annual report on Form 10-K for the fiscal year ended December 31, 2006 was not filed on its due date of March 16, 2006. Fuel Systems did not seek a 15-day filing extension because it does not believe it could file the annual report by the end of the extension period. The company also indicated that, at this time, it could not provide a reasonable estimate and comparison of the results of its operations for the fiscal year ended December 31, 2006 compared to such 2005 results.

ITEM 9.01. FINANCIAL	STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Press Release dated March 19, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.

Dated: March 19, 2007	By:	/s/ THOMAS M. COSTALES
Thomas M. Costales Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 19, 2007

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